EXHIBIT 23.1

                             Consent of Accountants

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form S-1/A, Amendment 3 of Mobieyes
Software, Inc. of our report dated February 12, 2009 on our audit of the financial statements of Mobieyes Software, Inc. as of January 31, 2009, and the related statements of operations, stockholders' equity and cash flows from inception on January 15, 2009 through January 31, 2009, and the reference to us under the caption "Experts."


/S/ MOORE & ASSOCIATES, CHARTERED
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Moore & Associates Chartered
Las Vegas, Nevada
May 20, 2009


 6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501
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